UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 25, 2015 (May 31, 2016)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of the Stockholders of the Company was held on May 25, 2016.

Proposal 1. At that meeting, three individuals, all of whom are current directors, were nominated and elected to serve until the 2019 Annual Meeting by the following vote:

Director	Shares For	Shares Against	Shares Withheld
William D. Andrews	1,367,158	—	64,289
Betsy R. Gidwitz	1,305,986	—	125,461
James G. Gidwitz	1,305,986	—	125,461

The following directors’ terms of office continued after the 2016 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Ralph W. Gidwitz	2017
Theodore R. Tetzlaff	2017
Peter E. Thieriot	2017
Thomas H. Carmody	2018
Ronald J. Gidwitz	2018
Darrell M. Trent	2018

Proposal 2. The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was ratified by the following vote:

For	Against	Abstain
1,364,768	64,669	2,010

Proposal 3. The recommendation of a three-year frequency, on a non-binding advisory basis, for holding an advisory vote on executive compensation was ratified by the following vote:

3 Years	2 Years	1 Year	Abstain
1,127,521	15,890	276,536	11,500

Proposal 4. The appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,542,191	44,283	1,195

As reported above, a plurality of the votes cast on Proposal 3 voted in favor of three years as the frequency with which the Company should hold future non-binding advisory votes on the compensation of its named executive officers (“Say-On-Pay”). The Company’s Board of Directors has considered the outcome of this advisory vote and has determined that a stockholder vote on Say-

On-Pay will be included in its proxy materials every three years, until the next required vote on the frequency of stockholder vote on Say-On-Pay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Mark S. Nichter
Name:	Mark S. Nichter
Title:	Chief Financial Officer

Date: May 31, 2016